Exhibit 4.3

CHARTER COMMUNICATIONS OPERATING, LLC

and

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.,

as Issuers,

CCO HOLDINGS, LLC

and

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Note Guarantors,

and

The Bank of New York Mellon TRUST COMPANY, N.A.,

as Trustee and Collateral Agent

Twenty-Ninth SUPPLEMENTAL INDENTURE

Dated as of August 24, 2026

7.087% Senior Secured Notes due 2038

7.337% Senior Secured Notes due 2041

TWENTY-NINTH SUPPLEMENTAL INDENTURE dated as of August 24, 2026 (the “Supplemental Indenture”) among Charter Communications Operating, LLC, a Delaware limited liability company (and any successor Person thereto, “CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (“Capital Corp” and, together with CCO, the “Issuers”), CCO Holdings, LLC, a Delaware limited liability company (“CCO Holdings”), the subsidiary guarantors party hereto (together with CCO Holdings, the “Note Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (together with its successors in such capacity, the “Trustee”) and as collateral agent (together with its successors in such capacity, the “Collateral Agent”).

WHEREAS, the Issuers, CCO Safari II, LLC, a Delaware limited liability company, the Trustee and the Collateral Agent have previously executed and delivered an Indenture, dated as of July 23, 2015 (the “Base Indenture”, as supplemented by the Twenty-Seventh Supplemental Indenture (as defined below) and this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of senior secured debt securities of the Issuers;

WHEREAS, Section 9.01 of the Base Indenture provides that the Issuers, the Note Guarantors and the Trustee may enter into a supplemental indenture to the Base Indenture to, among other things, establish the form or terms of any series of Notes (as defined in the Base Indenture) as permitted by Section 9.01 of the Base Indenture;

WHEREAS, the Issuers and the Note Guarantors, established the form and terms of (i) the Issuers’ series of 7.087% senior secured notes due 2038 (the “2038 Notes”) and (ii) the Issuers’ series of 7.337% senior secured notes due 2041 (the “2041 Notes” and together with the 2038 Notes, the “Notes”), pursuant to the Base Indenture, as supplemented by that certain Twenty-Seventh Supplemental Indenture, dated as of August 12, 2026 (the “Twenty-Seventh Supplemental Indenture”) among the Issuers, CCO Holdings, the Note Guarantors, the Trustee and the Collateral Agent;

WHEREAS, pursuant to the Base Indenture, as supplemented by the Twenty-Seventh Supplemental Indenture, the Issuers initially issued $1,686,285,000 aggregate principal amount of 2038 Notes (the “Initial 2038 Notes”) and $1,627,538,000 aggregate principal amount of 2041 Notes (the “Initial 2041 Notes” and, together with the Initial 2038 Notes, the “Initial Notes”) on August 12, 2026;

WHEREAS, Section 2.01(a) of the Indenture provides that Additional Notes may be issued from time to time in accordance with the provisions of the Indenture by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes;

WHEREAS, the Issuers and the Note Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $55,928,000 aggregate principal amount of 2038 Notes (the “Additional 2038 Notes”) and an additional $35,750,000 aggregate principal amount of 2041 Notes (the “Additional 2041 Notes” and, together with the Additional 2038 Notes, the “Additional Notes”), as provided in the Indenture and having the same terms and CUSIP number as the Initial Notes in the forms of Exhibit A-1 or Exhibit A-2, as applicable, to the Twenty-Seventh Supplemental Indenture;

WHEREAS, Section 9.01(14) of the Indenture provides that the Issuers, the Note Guarantors and the Trustee may enter into a supplemental indenture to the Base Indenture to, among other things, provide for or confirm the issuance of Additional Notes; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuers and the Note Guarantors have been satisfied or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, in order to issue the Additional Notes, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes, as follows:

(1)	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

(2)	ADDITIONAL NOTES. As of the date hereof, the Additional Notes are hereby created under, and shall be governed by, the Indenture, which Additional Notes constitute Additional Notes issued pursuant to Section 2.01(a) of the Indenture, having the same terms as the applicable series of Initial Notes. The aggregate principal amount of Additional 2038 Notes that the Issuers are authorized to issue and deliver pursuant to this Supplemental Indenture is $55,928,000. The aggregate principal amount of Additional 2041 Notes that the Issuers are authorized to issue and deliver pursuant to this Supplemental Indenture is $35,750,000. Interest on the Additional 2038 Notes shall accrue from August 12, 2026 and the first Interest Payment Date shall be March 1, 2027. Interest on the Additional 2041 Notes shall accrue from August 12, 2026 and the first Interest Payment Date shall be March 1, 2027. The Additional 2038 Notes shall be issued as Global Notes under the Indenture pursuant to Rule 144A and/or Regulation S and shall bear CUSIP Number 161175 CU6 and/or U16109 BD8, as applicable, through the Schedule of Increases or Decreases in the Global Notes. The Additional 2041 Notes shall be issued as Global Notes under the Indenture pursuant to Rule 144A and/or Regulation S and shall bear CUSIP Number 161175 CV4 and/or U16109 BE6, as applicable, through the Schedule of Increases or Decreases in the Global Notes. The Additional Notes shall be consolidated with and form a single class with the Initial Notes.

(3)	GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(4)	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5)	EFFECT OF HEADINGS. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

(6)	THE TRUSTEE AND COLLATERAL AGENT. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Note Guarantors.

(7)	RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly supplemented and amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signatures on following page]

Dated as of August 24, 2026

CHARTER COMMUNICATIONS OPERATING, LLC, as an Issuer

By:	/s/ Jeffrey B. Murphy
	Name:	Jeffrey B. Murphy
	Title:	Senior Vice President, Corporate Finance and Development

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP., as an Issuer

By:	/s/ Jeffrey B. Murphy
	Name:	Jeffrey B. Murphy
	Title:	Senior Vice President, Corporate Finance and Development

EACH OF THE NOTE GUARANTORS LISTED ON SCHEDULE I HERETO, as a Note Guarantor

By:	/s/ Jeffrey B. Murphy
	Name:	Jeffrey B. Murphy
	Title:	Senior Vice President, Corporate Finance and Development

[Signature Page to the Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President

[Signature Page to the Supplemental Indenture]

SCHEDULE I

Note Guarantors

CCO Holdings, LLC

Bresnan Broadband Holdings, LLC

CCO NR Holdings, LLC

Charter Communications ASC, LLC

Charter Communications, LLC

Charter Communications SSC, LLC

Charter Communications VI HoldCo, LLC

Charter Communications VI, L.L.C.

Charter Distribution, LLC

Charter Leasing Holding Company, LLC

Charter Procurement Leasing, LLC

DukeNet Communications, LLC

Spectrum Advanced Services, LLC

Spectrum Gulf Coast, LLC

Spectrum Mid-America, LLC

Spectrum Mobile Equipment, LLC

Spectrum Mobile, LLC

Spectrum New York Metro, LLC

Spectrum NLP, LLC

Spectrum Northeast, LLC

Spectrum Oceanic, LLC

Spectrum Originals Development, LLC

Spectrum Originals, LLC

Spectrum Pacific West, LLC

Spectrum Reach, LLC

Spectrum RSN, LLC

Spectrum Southeast, LLC

Spectrum Sunshine State, LLC

Spectrum TV Essentials, LLC

Spectrum Wireless Holdings, LLC

Time Warner Cable Enterprises LLC

Time Warner Cable, LLC

TWC Administration LLC

TWC Communications, LLC

TWC SEE Holdco LLC